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                                                                     EXHIBIT 3.5


                                     BY-LAWS
                                       OF
                                 DEP CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

    SECTION 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at the principal executive offices of the Corporation, or any other place that may be designated from time to time by resolution of the Board of Directors. The annual meeting of stockholders shall be held on such date and at such time as is designated by resolution of the Board of Directors. At such meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

    SECTION 1.2.  Nominations of Directors.

    1.2.1 Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or on behalf of, the Board of Directors or (ii) by any stockholder entitled to vote at such annual meeting who has complied with the provisions of this Section 1.2. Only persons nominated in accordance with the procedures set forth in this Section 1.2 may be elected as directors at an annual meeting.

    1.2.2 Any nominations of directors by stockholders permitted to vote on the election of directors shall be made pursuant to timely written notice to the Secretary of the Corporation as set forth in Section 1.2.3.

    1.2.3 (a) Subject to the provisions of subsection (c) hereof, to be timely, a notice by a stockholder with respect to the annual meeting for any year shall be received at the principal executive offices of the Corporation not later than the close of business on a date determined by the President or the Secretary from year to year in accordance with this Section 1.2.3 (the "Notice Date"). The Notice Date for the annual meeting in any year shall not be less than 120 calendar days prior to the date in such year which corresponds to the date in the previous calendar year on which the corporation's proxy statement for the annual meeting held in such year was released to the stockholders.

      (b) In each proxy statement released to the stockholders for an annual meeting, the Corporation shall specify the Notice Date, calculated as above, for the upcoming annual meeting.




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    (c) If the Notice Date for any annual meeting has not been previously specified in a proxy statement released to the stockholders, or if the date of any annual meeting for which a Notice Date has been announced is subsequently changed by more than 30 calendar days, the Corporation shall inform the stockholders of the new Notice Date for the annual meeting in the manner set forth in Section 1.5 or by public disclosure in a means reasonably calculated to so inform them; provided, that such new Notice Date shall be not less than 10 days following the earlier of the day on which such notice was mailed or the day on which such public disclosure was made.

    1.2.4 As to each person whom the stockholder proposes to nominate for election as a director, the stockholder's notice shall set forth: (a) the name, age, business address and residence address of such person, as they appear on the Corporation's books (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's stock beneficially owned by such person on the date of such stockholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the nominee's acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations. The information to be provided pursuant to this
Section 1.2.4 shall include, but not be limited to, information required to be disclosed by Items 5(b) and 6 of Schedule A of Regulations 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission.

    1.2.5 At the request of a majority of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination pertaining to a nominee.

    1.2.6 The chairman of the annual meeting shall determine and state at the annual meeting whether a nomination complied with the terms of this Section 1.2. If the chairman determines that a nomination did not so comply with the terms of this Section, he shall state this to the meeting and the defective nomination shall be disregarded.

    SECTION 1.3.  New Business.

    1.3.1 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.


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    1.3.2 For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with Section 1.2.3 and this
Section 1.3. A stockholder's notice to the Secretary shall set forth as to each proposal the stockholder proposes to bring before the annual meeting (a) brief description of the proposal and the reasons for presenting such proposal at the annual meeting, (b) the name and address of the stockholder proposing such business, as they appear on the Corporation's books, (c) the class and number of stockholder on the date of such stockholder notice, and (d) any material financial or other interest of the stockholder in such business.

    1.3.3 The chairman of the annual meeting shall determine and state at the annual meeting whether the stockholder proposal complied with the terms of this
Section 1.3. If the chairman determines that a stockholder proposal did not so comply, he shall state this to the meeting and any such proposal shall not be acted upon at the annual meeting.

    1.3.4 This Section 1.3 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless it shall have been properly brought before the meeting in accordance with the provisions of this Section 1.3.

    SECTION 1.4. Special Meetings. Special meetings for any purposes may be called only by the Chairman of the Board, or the President or by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purposes of the proposed meeting, and the business transacted at any such meeting shall be limited to the purposes set forth in the notice of meeting.

    SECTION 1.5. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less that 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address on the records of the Corporation.

    SECTION 1.6. Adjournments. Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place. Notice need not be given of any adjourned meeting if the time and place for reconvening the meeting are announced at the original meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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    SECTION 1.7. Quorum. Except where otherwise provided by law, the certificate of incorporation or these by-laws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at any stockholders' meeting. In the absence of a quorum, the stockholders present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.6 of these by-laws until a quorum shall be present. If a majority of the shares entitled to vote in the election of directors of another corporation is held, directly or indirectly, by the Corporation, then shares of its own stock belonging to the Corporation shall neither be entitled to vote nor shall be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock held by it in a fiduciary capacity, including but not limited to, its own stock.

    SECTION 1.8. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

    SECTION 1.9.  Voting; Proxies.

    1.9.1 Each stockholder entitled to vote at any meeting of stockholder shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable only if it so states and only if it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing either a duly executed proxy bearing a later date or a written revocation of the proxy with the Secretary of the Corporation.

    1.9.2 Voting at meetings of stockholders, including voting for the election of directors, need not be by written ballot unless the chairman of the meeting specifically directs the use of a written ballot.

    1.9.3 At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by law or by the certificate of incorporation or these by-laws, all other elections and questions shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting; provided that except as otherwise required by law or by the certificate of incorporation, the Board of Directors may require a larger vote upon any election or question.


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    SECTION 1.10.  Fixing Date for Determination of Stockholders of Record.

      1.10.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or those entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting, nor more than 60 days prior to any other action.

    1.10.2 If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day prior to the day on which notice is given, or, if notice is waived, at the close of business on the day prior to the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 1.11 List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders, the Secretary shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of a least 10 days prior to the meeting, either at a place within the city where the meeting is to be held and specified in the notice of the meeting or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present. The stock ledger shall conclusively determine the stockholders entitled to examine the stock ledger, the stockholder list or the books of the Corporation, or entitled to vote in person or by proxy at any meeting of stockholders.

    SECTION 1.12. No Action by Consent of Stockholders. The stockholders of the Corporation shall not be entitled to take action by written consent in lieu of taking such action at an annual or special meeting of stockholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

    SECTION 2.1. Number; Qualifications. The Board of Directors shall consist of not less than 6 nor more than 13 directors. The exact number of directors shall be fixed at 6 until changed by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of the holders of 75% of the Corporation's shares entitled to vote in an election of directors, voting together as one class. Directors need not be stockholders.


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    SECTION 2.2.  Election; Resignation; Removal; Vacancies.

    2.2.1 The Board of Directors shall initially consist of the persons elected by the incorporator, who shall determine the class to which each director is elected. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to replace those directors whose terms then expire. Any director may resign at any time upon written notice to the Corporation.

    2.2.2 Stockholders may remove directors only for cause and only if a majority of the shares then entitled to vote in an election of directors vote for removal. Any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced.

    SECTION 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

    SECTION 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, and Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice of such meetings shall be given not later than 24 hours before the meeting by the person or persons calling the meeting.

    SECTION 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

    SECTION 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.


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    SECTION 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent to such action in writing, and file the writing or writings with the minutes of the Board or committee.

                                   ARTICLE III

                                   COMMITTEES

    SECTION 3.1.  Committees.

    3.1.1 By resolution passed by a majority of the whole Board, the Board of Directors may designate one or more committees, which shall each consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

    3.1.2 To the extent provided in the resolution of the Board of Directors, any such committee shall have all the powers and authority of the Board of Directors in the management of the business of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. However, no such committee shall have the power to adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or revocation of dissolution or amend the certificate of incorporation. Except to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
Section 151(a) of the General Corporation Law, a committee may fix any of the preferences or rights of the shares. In addition, unless a Board resolution expressly so provides, no committee shall declare a dividend or authorize the issuance of stock.

    SECTION 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, repeal or amend rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.


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                                   ARTICLE IV

                                    OFFICERS

    SECTION 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President and Secretary, and, if it so determines, a Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders following his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer against the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, dismissal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

    SECTION 4.2. Powers and Duties of Executive Officers. Subject to the control of the Board of Directors, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

    SECTION 4.3 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise, direct and control the business and affairs of the Corporation. He shall preside at all meeting of the shareholders and, provided the President is also a director, in the absence of the Chairman of the Board or if there be none, the President shall preside at all meetings of the Board of Directors. He shall have the general powers and duties usually vested in the office of president of a corporation to manage the affairs of the Corporation in the ordinary course of business and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws. The president shall have the authority to appoint any Vice Presidents, Chief Financial Officers, Secretaries or other officers who are not executive officers of the Corporation and no approval of the Board of Directors shall be necessary to ratify any such appointments.


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                                    ARTICLE V

                                 INDEMNIFICATION

    SECTION 5.1. Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 5.3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    SECTION 5.2. Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 5.3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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    SECTION 5.3.  Authorization of Indemnification.

    5.3.1 Any indemnification under this Article V (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 5.1 or Section 5.2 of this Article V, as the case may be. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

    5.3.2 In addition, to the extent that a director or officer, of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith, without the necessity of authorization in the specific case.

    SECTION 5.4.  Advancement of Costs, Charges and Expenses.

    5.4.1 Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 5.1 or 5.2 of this Article V in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate.

    5.4.2 The majority of the Board of Directors may, in the manner set forth below, and upon approval of a director or officer, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

    5.4.3 Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or if such a quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made, (a) the director or officer, acted in bad faith or deliberately breached his duty to the Corporation or its


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stockholders, and (b) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

    SECTION 5.5. Procedure for Indemnification. Any indemnification or advancement of costs, charges and expenses under this Article V, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this
Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs, charges and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (or other action brought to enforce a claim for the advancement of costs, charges and expenses under Section 5.4 of this Article V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 5.1 or 5.2 of this Article V, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    SECTION 5.6. Good Faith Defined. For the purposes of any determination under
Section 5.1 and Section 5.2 of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 5.6 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 5.6 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.1 or Section 5.2 of this Article V, as the case may be.

    SECTION 5.7. Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Section 5.1 or Section 5.2 of this Article V, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement


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

could have been made plus the costs, charges and expenses incurred by such person prior to the time such settlement could reasonably have been effected.

    SECTION 5.8.  Non-Exclusivity;  Continuation of Right to Indemnification.

    5.8.1 The indemnification provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which any director or officer seeking indemnification may be entitled under any common or statutory law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, provided further that such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All right to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligation of the Corporation arising hereunder. This Article V shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

    5.8.2 Any agreement for indemnification of or advancement of costs, charges and expenses to any director or officer, may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

    SECTION 5.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving or at the request of the Corporation, has agreed to serve as a director or officer of another corporation or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V or under the Delaware General Corporation Law; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors in their absolute discretion, which vote shall be final.

    SECTION 5.10. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion


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

of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

    SECTION 5.11.  Definitions.

    5.11.1 For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power, authority or obligation to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he would have with respect to such corporation if its separate existence had continued.

    5.11.2 For purposes of this Article V references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director or officer, of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

    SECTION 5.12. Subsequent Amendment. No amendment or repeal of this Article V shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment or repeal.

    SECTION 5.13. Subsequent Legislation. If the Delaware General Corporation Law is amended to further expand the indemnification permitted to directors or officers, of the Corporation, the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


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

                                   ARTICLE VI

                                      STOCK

    SECTION 6.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. Even if any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before a certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

    SECTION 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII

                                 MISCELLANEOUS

    SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall end on July 31, unless otherwise determined by resolution of the Board of Directors.

    SECTION 7.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in the form approved from time to time by the Board of Directors.

    SECTION 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


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

    SECTION 7.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

    SECTION 7.5. Form of Records. Any stock ledger, books of account, minute books, or other records maintained by the Corporation in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that such records can be converted into clearly legible form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect them.

    SECTION 7.6. Amendment of By-Laws. These by-laws may be altered, amended or repealed, and new by-laws adopted, only by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of stockholders holding 75% of the outstanding shares of stock entitled to vote in an election of directors, voting together as one class.



SECTION 4.3 - 1/8/88
SECTION 1.1., ARTICLE I - 6/20/88
SECTION 1.2.3 added 12/31/91
SECTION 2.4., ARTICLE II AMENDED 11/15/94
SECTION 2.1., ARTICLE II AMENDED 11/15/95
SECTION 1.1., ARTICLE I AMENDED 8/27/97


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